ASSET PURCHASE AGREEMENT
                            ------------------------

           This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 31st day of December, 2001, by, between and among: (1) CJS PINNACLE PETROLEUM SERVICES, LLC, a Texas Limited Liability Company ("Pinnacle" and the "Seller"), whose address is c/o Warren Resources, Inc., 489 Fifth
Avenue, 32nd Floor, New York, New York 10017; and (2) BASIC ENERGY SERVICES, INC., a Delaware Corporation ("Basic" and the "Buyer"), whose address is 406 North Big Spring, Midland, Texas 79701. Pinnacle (as the Seller) and Basic (as the Buyer) may be referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS:
                                    ---------

           WHEREAS, the Seller owns certain Assets (as hereinafter defined), and is engaged in the business of providing oil and gas well services, including workover and completion services and plugging and abandoning of oil and gas wells.

           WHEREAS, the Seller has agreed to sell, convey, transfer, assign and deliver the Assets to the Buyer, and the Buyer has agreed to purchase and accept, as hereinafter provided, the Assets from the Seller; all subject to the terms, conditions, limitations and provisions hereinafter set forth.

           NOW, THEREFORE, for and in consideration of the mutual covenants, agreements and undertakings contained herein, and upon the terms, conditions and provisions set forth below, the Parties agree as follows:

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

           For purposes of this Agreement, the following defined terms shall have the meanings set forth below:

           A.        "Agreement" means this ASSET PURCHASE AGREEMENT.

           B. "Assets" means all of the assets, property and rights of Seller of every kind and character, whether tangible or intangible, save and except the Excluded Assets (hereinafter defined), but specifically including, without limitation: (1) all oil and gas workover, completion, plugging, abandonment and well servicing rigs, machinery, tools, equipment, vehicles, inventory, parts, supplies and any and all personal property related thereto, as well as all contracts, agreements, contract rights and work in process related thereto, currently owned by and used in the business of the Seller and more particularly described in EXHIBIT "A" attached hereto and incorporated herein for all purposes by this specific reference; (2) the Contracts (hereinafter defined); (3) all technologies, methods, formulations, data bases, patents, trademarks, trade secrets, know how and other intellectual property, if any, used in the Business and owned by the Seller; (4) all existing and assignable guaranties and warranties (express or implied) issued in connection the purchase, lease, construction, alteration and/or repair of any property included within the Assets; (5) all information, files, records, data, plans and recorded information, including supplier lists and customer lists, relating to the ownership and operation of the Business, provided that the Seller shall be entitled to keep, retain and utilize copies of all accounting and tax records maintained by the Seller;
                     (6) all right, title and interest of the Seller in and to the name "CJS Pinnacle Petroleum Services" and any trade or assumed names used by the Seller in the operation of the Business; and (7) all goodwill of the Seller.

           C. "Basic" means BASIC ENERGY SERVICES, INC., a Delaware Corporation (the "Buyer").

           D. "Business" means the oil and gas well workover, completion, plugging, abandonment and related oil and gas well servicing business currently conducted by the Seller in Artesia, New Mexico and Beeville, Texas.

           E. "Buyer" means BASIC ENERGY SERVICES, INC., a Delaware Corporation ("Basic").

           F. "Closing" means the actions to be carried out on the Closing Date as provided herein.

           G. "Closing Date" means the date and time set for Closing as provided herein.

           H. "Contracts" means the verbal and written (if any) agreements, contracts, contract rights and other evidence of the same, including work in process associated with the Business, subject to all liabilities, obligations and requirements to perform and complete the same after the Effective Date, as more particularly described in EXHIBIT "A" attached hereto and incorporated herein for all purposes by this specific reference; all of which to the extent described on EXHIBIT "A" and to the extent assignable shall be transferred to and assumed by the Buyer as of the Effective Date.

           I. "Effective Date" means December 31, 2001 at 5:00 p.m., Central Standard Time.

           J. "Excluded Assets" means: (1) all land, real property and buildings, as well as all fixtures, improvements and moveable personal property attached thereto; (2) all accounts receivable and any other rights of the Seller to receive payment for services rendered by the Seller prior to the Effective Date; (3) all cash, cash accounts, checking and savings accounts, cash equivalents and petty cash of the Seller prior to the Effective Date;
                     (4) any and all other receivables, payables, prepaid expenses, bonds, deposits and any other intangible items of a similar nature owned by the Seller and used in the Business; (5) any assets in the possession of the Seller owned by third parties; (6) the membership and equity ownership interests in and of the Seller and all limited liability company organizational documents governing the formation and organization of the Seller; (7) all rights and claims in respect of any unpaid proceeds to be received pursuant to the Contracts prior to the Effective Date; (8) all claims or causes of action of the Seller arising at any time prior to the Effective Date; (9) all data that cannot be disclosed or assigned to the Buyer as a result of confidentiality arrangements or licenses under agreements with other persons and the Seller (provided that such data does not affect in any material respect the use or operation of the Assets by the Buyer); (10) all notes, memoranda, agreements or reports of any consultant or other professional employed by the Seller in connection with the sale of the Assets; (11) all agreements, communications and correspondence between the Seller and Friedman, Billings & Ramsey, Inc. and their respective employees, representatives or agents relating to the transactions contemplated by this Agreement; (12) all internal correspondence and communications of the Seller with respect to the sale of the Assets hereunder and the transactions contemplated herein; (13) all bids submitted by prospective Buyers of the Assets; and (14) all files and documents of the Seller that are subject to an attorney-client privilege related to litigation.

           K. "Party" and "Parties" mean Basic, Buyer, Pinnacle and Seller, individually or collectively, but do not include Pedco and Warren.

           L. "Pedco" means PETROLEUM DEVELOPMENT CORPORATION, a New Mexico Corporation, including its wholly owned subsidiary PEDECO, INC., a Texas Corporation, which is an equity owner and the Managing Member of Pinnacle.

           M. "Pinnacle" means CJS PINNACLE PETROLEUM SERVICES, LLC, a Texas Limited Liability Company (the "Seller").

           N. "Purchase Price" shall have the meaning more particularly set forth in Article IV hereof.

           O. "Seller" means CJS PINNACLE SERVICES, LLC, a Texas Limited Liability Company ("Pinnacle").

           P.        "Service  Credit"  shall  have  the  meaning  set  forth in
                     Article IV hereof.

           Q.        "Warren"   means  WARREN   RESOURCES,   INC.,  a  New  York
                     Corporation, including its wholly owned entity TEXAS WARREN RESOURCES, LLC, a

                     Texas limited liability company, which is an equity owner and non-managing member of Pinnacle.


                                   ARTICLE II
                                   ----------

                      CONDITION OF ASSETS AND DUE DILIGENCE
                      -------------------------------------

           The Parties agree that the Buyer has been afforded adequate opportunity to inspect the Assets and the Business of Pinnacle during normal and regular business hours. By accepting the Assets from the Seller, the Buyer hereby acknowledges that it has inspected and examined the Assets and is fully acquainted with the condition thereof. The Buyer specifically acknowledges and agrees that it has had the opportunity to ask questions of and receive answers from the Seller regarding the Assets and the overall operation of the Business by the Seller, and the Buyer is fully acquainted with the same. The Buyer accepts the Assets "as is", "where is", "with all faults" and in their present condition; and acknowledges that, except for the express representations and warranties of the Seller in this Agreement, the Seller has made no warranties, representations and covenants of any kind or type, either express or implied, with respect to the operating or useful condition thereof or the fitness for a particular purpose thereof in connection with the Business.

                                   ARTICLE III
                                   -----------

                        TRANSFER OF ASSETS AND CONTRACTS
                        --------------------------------

           At the Closing, the Seller agrees to and shall execute a Bill of Sale, Transfer and Assignment conveying all of the Seller's right, title and interest in and to the Assets to and in favor of the Buyer, free and clear of Liens, except for the Permitted Encumbrances, both as hereinafter defined, which Bill of Sale, Transfer and Assignment shall be in a form substantially similar to EXHIBIT "B" attached hereto and incorporated herein for all purposes by this specific reference. In return for the transfer, conveyance and assignment by the Seller to the Buyer of all the Seller's right, title and interest in and to the Assets, the Buyer agrees to and shall pay the Purchase Price and issue the Service Credit in the manner provided for elsewhere herein.

           The Parties agree to execute any and all additional instruments, documents or other agreements that may be deemed necessary, required or advisable in order to fully effectuate the transfer of the Assets from the Seller to the Buyer, as well as otherwise comply with the terms, conditions and provisions contained herein.

                                   ARTICLE IV
                                   ----------

                        PURCHASE PRICE AND PAYMENT TERMS
                        --------------------------------

           As consideration and payment for the conveyance, transfer and assignment of all the Seller's right, title and interest in the Assets, the Buyer agrees to and shall pay the Seller the sum of $4,200,000.00 in cash and service credit as the Purchase Price (the "Purchase Price"), upon the following terms and conditions:

                     A. The amount of $3,700,000.00 shall be paid by the Buyer to the Seller at the Closing in immediately verifiable funds, such as a cashier's check, bank draft or wire transfer.

                     B. The remaining balance of the Purchase Price in the amount of $500,000.00, shall serve as consideration payable to the Seller by the Buyer in the form of a credit for services to be rendered by the Buyer for the Seller in the future (the "Service Credit"). The Service Credit in the amount of $500,000.00 shall be established as an account and credit on the books and records of the Buyer for the benefit of the Seller for future oil and gas well workovers, completions, swabbing operations, plugging and abandonment operations or any other related well servicing operations to be performed by Basic at the request of Pedco and/or Warren within thirty-six (36) months after the Closing Date. The Service Credit shall continue in effect after the Closing Date for a period of thirty-six (36) months or until the date the Service Credit is fully used by Pedco and Warren, whichever shall first occur. The Service Credit shall be subject to the following terms, conditions and provisions:

                               1. During the period of time the  Service  Credit
                     is in effect, Basic agrees that if Pedco and/or Warren propose(s) to conduct any well servicing operations within the geographical area served by any of Basic's currently existing or future offices or service locations ("Basic's Service Areas"), then Basic shall provide such services to Pedco and Warren on a preferential basis at Basic's then current rate schedule and pricing policies in effect at the applicable local office or service location at the best rates Basic charges its most significant customers.

                               2. Pedco and/or Warren may offset up to and receive a credit for a maximum of $25,000.00 per month of billings and invoices for services and products provided by Basic during the preceding calendar month against the Service Credit. During the first eighteen (18) months after the Closing Date, the amount of the Service Credit shall be limited to $25,000 per month. During the final eighteen
                     (18) months, the amount of the unused Service Credit shall be $25,000 per month plus a 50% discount (for application against the unused balance of the Service Credit) on any amounts in excess of $25,000 per month until the full amount of the Service Credit is used or the same expires, as provided above. Any costs, expenses or charges incurred by Basic for services, products, materials or other items provided by third parties at the request of either Pedco or

                     Warren that are included in Basic's invoices shall not be credited against, offset or reduce the Service Credit, and shall be paid by Pedco or Warren as provided below.

                               3. Basic will  respond to a request for  services
                     within Basic's Service Areas from Pedco or Warren as quickly as possible and on a preferential basis over and above any third parties. Basic agrees to and shall guaranty oil and gas well services and rig availability within a maximum of five (5) business days after receipt of a request for any such services from Warren or Pedco at any of Basic's Service Areas.

                               4. Basic agrees to and shall provide a monthly accounting to Warren within fifteen (15) days after the end of each calendar month reflecting the declining balance amount of the Service Credit used by Warren or Pedco during the preceding calendar month. Upon request by Warren or Pedco, Basic will provide copies of all supporting invoices, statements and billings underlying its accounting for the Service Credit.

                               5. Subject to the Service Credit, Warren will pay
                     Basic for all services performed and materials supplied that are not covered by the Service Credit, including applicable third party services, within thirty (30) days after receipt of invoices from Basic reflecting the type, quantity and amount of such services rendered and materials supplied, together with a photocopy of the actual invoice, statement or other billing notice prepared by any applicable third parties.

                     C. The Seller and Buyer hereby allocate the Purchase Price among the Assets and the non-competition covenant of Seller as set forth in EXHIBIT "C" attached hereto, and agree to be bound by such allocation for federal income tax and all other purposes incident to this Agreement.


                                    ARTICLE V
                                    ---------

                          LIENS, ENCUMBRANCES AND TAXES
                          -----------------------------

           A. Liens and Encumbrances. The Seller has previously disclosed in writing to the Buyer and the Buyer is aware of the existence of certain liens and encumbrances covering and security interests in certain specific items comprising the Assets (the "Liens"). The Buyer shall, at the Closing, pay the applicable amounts of any of the Liens directly to the applicable lienholder and reduce the Purchase Price by such amounts. Unless otherwise described above, the Seller represents and warrants to the Buyer that there are no other mortgages, deeds of trust, liens, encumbrances, debts, liabilities or obligations covering, burdening or encumbering the Assets, other than: (1) liens for taxes and other governmental charges or levies which are not yet due and payable; (2) mechanics', workmen's, warehousemen's, vendors' or carriers' liens arising under applicable law in the ordinary course of business and securing sums which are not yet due and payable (or deposits or pledges to obtain the release of any such liens); or (3) rights reserved to or vested in any municipality or other governmental authority to control or regulate the Assets (any such liens specified in clauses (1)
through (3) above being hereinafter referred to as "Permitted Encumbrances"). The Permitted Encumbrances shall not be a deduction against or reduce the Purchase Price.

           B. Liabilities. The Seller represents and warrants to the Buyer that the Seller has not performed, caused to be performed or hired any third party to perform any labor or work upon the Assets within the past 180 days; or if the same has been performed, then all charges and amounts incurred in connection therewith will be paid in full and discharged on and as of the Closing Date. The Seller also represents and warrants that on and as of the Effective Date, no person or entity who may have performed labor, supplied materials or rendered services in connection with improving or maintaining the Assets, has the right to claim a lien on the Assets pursuant to the applicable Mechanics' and Materialmen's Lien Acts or any other provisions or laws of the States of New Mexico and Texas.

           C. Taxes. The Seller represents and warrants to the Buyer that, on and as of the Effective Date, all ad-valorem or other taxes assessed against the Assets have been or will be paid in full for the calendar year 2001 and all prior years, and do not constitute a lien against the same. In addition and to the best of its knowledge, information and belief, the Seller represents to the Buyer that all federal and state income, gross receipts, sales, social security, self employment, state and federal unemployment and other taxes assessed against and payable on or with respect to all employees' wages and income of the Seller have been paid or provided for, or that none are due. The Seller agrees to and shall retain complete responsibility for, pay and discharge any and all taxes of the kind and type described above that are or may in the future be assessed against or on or with respect to any and all Business activities conducted by the Seller prior to the Effective Date.


                                   ARTICLE VI
                                   ----------

                               COSTS AND EXPENSES
                               ------------------

           A. Insurance. The Seller represents and warrants that the Assets are currently insured with property damage, liability, workers compensation and various other forms of insurance coverage. The Parties specifically acknowledge and agree that the Seller may terminate such insurance policies maintained by the Seller on and as of the Closing Date. In addition, the Parties specifically acknowledge and agree that the Seller shall be entitled to receive and retain any refunds or rebates from any of its existing insurance companies with respect to prepaid but unused premiums. In the event any such refunds for the early termination of existing insurance policies or coverages are received by the Buyer from and after the Closing Date, the Buyer agrees to and shall forward all checks representing any such refunds or rebates to the Seller.

           B. Employees Wages and Salaries. The Seller shall be responsible for and hereby retains liability for and agrees to pay all wages, salaries and other forms of compensation due and payable to all existing employees of the Seller, including all federal and state income, social security, self employment, unemployment and other taxes of any kind or type assessed against and payable on with respect to such employees wages up to and through the Closing Date. Upon Closing, the Buyer agrees to pay all salaries and wages accruing after the Closing Date of any former employees that are hired by the Buyer, including all taxes of the kind and type described above that may be assessed against the same, and shall hold the Seller harmless from and against the same.

           C. Certain Closing and Related Costs. In connection with and at the Closing of the transactions contemplated by this Agreement, the Seller and Buyer agree to pay their own legal document preparation or attorneys' fees incurred in connection herewith. The Buyer also specifically agrees to and shall pay the cost of any recording or filing fees.


                                   ARTICLE VII
                                   -----------

                                    EMPLOYEES
                                    ---------

           The Seller will use its reasonable best efforts to make all of its employees available for hire and retention by the Buyer after the Closing Date, and the Buyer agrees and shall hire all of such employees on an "at will" basis only (except for Julian Carrillo, as hereinafter provided) on and as of the Closing Date, subject only to the Buyer's satisfaction, in its reasonable discretion, of the employees qualifications for employment with the Buyer in accordance with its standard employment practices and procedures, and the mutual agreement between such employees and Buyer as to their future compensation levels or benefits. The Buyer shall have no liability or incur any obligation with respect to any employee benefits of any employees prior to the Closing Date, except those benefits that accrue to such employees employment with the Buyer on and after the Closing Date. The Seller shall cooperate with the Buyer in connection with any offer of employment by the Buyer to the employees and will use its best efforts to cause its existing employees to accept any and all such employment offers. Any and all employees who are employed by the Buyer from and after the Closing Date shall be eligible for all of the Buyer's current benefit programs as of the Closing Date (subject only to any applicable periods that cannot be waived by the benefit plan documents), and the length of service of such employees with the Seller will be considered in their eligibility for the benefit programs of the Buyer.


                                  ARTICLE VIII
                                  ------------

                            CONTRACTS AND AGREEMENTS
                            ------------------------

           The Buyer acknowledges and agrees that the Seller is a party to the Contracts (both verbal and written) that are necessary in order for the Seller to operate the Assets and to carry on the Business in its ordinary course. As of the Closing Date, the Buyer agrees to and shall assume responsibility for and continue performing in accordance with all of the Seller's existing obligations and responsibilities under any and all of the Contracts, save and except any such Contracts which are non-assignable or for which the Seller is unable to procure requisite consents to assignment prior to the Closing. The Buyer shall thereafter do any and all things and take any and all steps required to be done and performed under the terms and conditions of the assigned Contracts, and shall hold the Seller harmless from any and all loss, liability or expense reasonably incurred by the Seller in connection therewith, including attorney's fees, with respect to obligations and responsibilities accruing from and after the Closing Date. The Seller retains liability for all obligations and responsibilities accruing prior to the Closing Date under the Contracts and shall indemnify and hold the Buyer harmless from any and all loss, liability or expense reasonably incurred by the Buyer in connection therewith, including attorney's fees.


                                   ARTICLE IX
                                   ----------

                    CLOSING, CLOSING DATE AND EFFECTIVE DATE
                    ----------------------------------------

           A. The Closing shall take place at the offices of the Buyer, located at 406 North Big Spring in Midland, Texas on or before February 15, 2002 at 10:00 a.m., Central Standard Time (the "Closing Date"). The Closing Date and place of Closing may be postponed or changed by mutual written agreement of the Parties.

           B. The Effective Date of all transactions contemplated by this Agreement and all exhibits, documents, agreements, contracts, assignments and other instruments that shall be executed by the Parties in connection with the Closing shall be December 31, 2001 at 5:00 p.m. Central Standard Time.

           C. At the Closing, the Seller shall transfer and assign the Assets and Contracts to the Buyer, and otherwise comply with the conveyancing requirements contained herein, by executing the Bill of Sale, Transfer and Assignment in a form substantially similar to EXHIBIT "B" attached hereto. Such Bill of Sale, Transfer and Assignment shall convey the Assets free and clear of all Liens, other than the Permitted Encumbrances. In addition or unless otherwise provided for herein, the Seller shall cause all appropriate parties to execute, file and deliver to the Buyer full and complete releases of all Liens.

           D. At the Closing, the Buyer shall pay the sum of $3,700,000.00 and issue the Service Credit in the amount of $500,000.00 as the Purchase Price for the Assets in the manner provided for elsewhere herein.

           E. At the Closing, the Seller and the Buyer shall execute and deliver a non-competition agreement that is substantially identical in form and substance to that attached hereto as Exhibit "D".

           F. At the Closing, the Parties agree to and shall execute and deliver among themselves all documents, instruments, agreements and original forms of exhibits required by or attached to this Agreement, as well as any and all other instruments, documents or agreements deemed necessary or advisable to fully effectuate the intent of this Agreement and the transactions contemplated hereby. In addition, the Seller and the Buyer agree to and shall pay in full and discharge their respective portions of any and all costs and expenses arising out of or incurred in connection with the transactions contemplated by this Agreement.

           G. By their execution hereof and their respective actions taken at the Closing, the Parties hereby verify and confirm to each other that, on and as of the Effective Date and the Closing: (i) the transactions contemplated by this Agreement have been duly approved by the shareholders, officers directors, members and/or managers of each of the Parties; (ii) all representations and warranties of the Parties are true and correct; and (iii) the Parties have complied with all applicable covenants contained in this Agreement that are to be performed at or prior to the Closing.


                                    ARTICLE X
                                    ---------

                          POSSESSION AND RESPONSIBILITY
                          -----------------------------

           On the Closing Date, the Seller shall surrender and deliver and Buyer shall be entitled to possession of the Assets and Contracts that are more particularly described herein; at which time the Buyer agrees to and shall assume full and complete responsibility for and shall perform and discharge the same in accordance with the terms, conditions and provisions of this Agreement.


                                   ARTICLE XI
                                   ----------

                                  RISK OF LOSS
                                  ------------

           Prior to the Closing Date, the risk of loss or damage to the Assets shall remain with and be on the Seller. Any loss or damage thereto which is not covered by insurance shall be the sole responsibility of Seller, unless the same is caused by the negligence or intentional acts of the Buyer or its agents and employees. On and after the Closing Date, the risk of loss or damage to the Assets shall be assumed by and upon the Buyer. The Buyer agrees to and shall indemnify and hold the Seller harmless from any and all loss or damage to the Assets on and after the Closing Date.

                                   ARTICLE XII
                                   -----------

                           INDEMNIFICATION/LIABILITIES
                           ---------------------------

           Unless otherwise provided for herein, the Buyer agrees that the Seller shall not be responsible for any debts, obligations or liabilities of any kind or type incurred by the Buyer in connection with the ownership and operation of the Assets from and after the Closing Date (collectively the "Buyer's Liabilities"), including, without limitation: (1) claims for injury to a person or property; (2) any federal, state or local income or other tax payable with respect to the Business, Assets, properties or operations of the Seller, including any sales or other transfer taxes resulting from the consummation of this transaction, which will be the responsibility of the Buyer;
(3) liabilities or obligations arising after the Closing Date or as a result of the Closing to any employees, agents or independent contractors of the Buyer, including those previously employed by the Seller who are employed by the Buyer following the Closing Date; and (4) any and all other obligations of the Buyer, including those assumed by the Buyer in this Agreement. In the event any claim is made by any person against the Seller relating to the ownership or operation of the Assets for periods from and after the Closing Date, or regarding any of the Buyer's Liabilities, then the Buyer shall defend the Seller against that claim and hold the Seller harmless from any and all loss, liability and expense reasonably incurred in connection therewith, including attorneys' fees.

           Unless otherwise provided for herein, the Seller agrees that the Buyer shall not be responsible for any debts, obligations or liabilities incurred by the Seller in connection with the ownership and operation of the Assets prior to the Closing Date (collectively the "Retained Liabilities"), including, without limitation: (1) claims for injury to a person or property;
(2) any federal, state or local income or other tax payable with respect to the Business, Assets, properties or operations of the Seller, save and except any sales or other transfer taxes resulting from the consummation of this transaction, which will be the responsibility of the Buyer; (3) liabilities or obligations arising prior to the Closing Date or as a result of the Closing to any employees, agents or independent contractors of the Seller, whether or not employed by the Buyer following the Closing Date; and (4) any and all other obligations of the Seller that are not expressly assumed by the Buyer in this Agreement. In the event any claim is made by any person against the Buyer as a result of or arising out of the Seller's ownership or operation of the Assets prior to the Closing Date, or regarding any of the Retained Liabilities, then the Seller shall defend the Buyer against that claim and hold the Buyer harmless from any and all loss, liability and expense reasonably incurred in connection therewith, including attorneys' fees.

           The indemnities of the Parties under this ARTICLE XII shall survive the Closing without time limitation.

                                  ARTICLE XIII
                                  ------------

               ENVIRONMENTAL MATTERS AND LIMITATION OF WARRANTIES
               --------------------------------------------------

           A. To its best knowledge, information and belief, the Seller has obtained all authorizations which are required in connection with the conduct of the Business under regulations relating to pollution or protection of the environment, including regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, petroleum products, gases or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, petroleum products, gases or industrial, toxic or hazardous substances or wastes (collectively, "Hazardous Materials"). To its best knowledge, information and belief, the Seller is unaware of any hazardous substance, hazardous material or toxic substance, as those terms are more particularly defined below, that may exist on or with respect to the Assets that are the subject matter of this Agreement. Subject to and except for the express representations and warranties of the Seller in this Agreement, the Buyer acknowledges and agrees that it has inspected the Assets and is accepting the same in their present state and condition "as is", "where is" and "with all faults". The Buyer agrees to and shall indemnify and hold the Seller harmless from and against any and all liability including all foreseeable and enforceable consequential damages, directly or indirectly arising out of the use, generation, storage or disposal of Hazardous Materials on or with respect to the Assets from and after the Closing Date, including, without limitation, the cost of any required and necessary repair, response cost, clean-up or detoxification costs, and preparation of any closure or other required plans to the full extent that such action is attributable directly or indirectly to the presence or use, generation, storage, release, threatened release or disposal of Hazardous Materials on the Assets from and after the Closing Date. The Seller agrees to and shall indemnify and hold the Buyer harmless from and against any and all liability including all foreseeable and enforceable consequential damages, directly or indirectly arising out of the use, generation, storage or disposal of Hazardous Materials on or with respect to the Assets prior to the Closing Date, including, without limitation, the cost of any required and necessary repair, response cost, clean-up or detoxification costs, and preparation of any closure or other required plans to the full extent that such action is attributable directly or indirectly to the presence or use, generation, storage, release, threatened release or disposal of Hazardous Materials on the Assets prior to the Closing Date. The Parties' obligations pursuant to the foregoing indemnification clauses shall survive the Closing without time limitation. The term Hazardous Materials as used above, shall include, but not be limited to: flammable explosives, asbestos, radioactive materials, hazardous wastes, toxic substances and related injurious materials, whether injurious by themselves alone or in combination with other materials. Hazardous Materials shall also include, but not be limited to substances defined as "Hazardous Substances", "Hazardous Material" or "Toxic Substances" in the: (1) Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), 42 U.S.C. Section 9601, et seq.; (2) Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (3) Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. Section 6901, et seq.; (4) any applicable New Mexico or Texas statutes; and (5) any rules or regulations adopted and publications promulgated pursuant to the above described federal and state laws, as well as any other laws associated therewith or related thereto. Such indemnification shall cover and include, but not be limited to any state or federal investigation, proceeding, administrative action or lawsuit now existing or that may hereafter arise in the future with respect to any or all business activities conducted on or with respect to the Assets.

           B. The Assets that are the subject matter of this Agreement and that will be transferred by the Seller to the Buyer are being transferred without recourse, covenant or warranty of any kind, express, implied or statutory, unless otherwise provided for herein. To the extent required to be operative, the disclaimers of certain warranties as to the personal property and improvements are deemed to be "CONSPICUOUS" disclaimers for the purpose of any applicable law, rule, regulation or order. As to the Assets and any and all related personal property and improvements, the Seller is making no representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, and the Buyer agrees that, except for the express representations and warranties of the Seller in this Agreement, it is acquiring the Assets, including all related personal property and improvements, "as is", "where is" and "with all faults". WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY FOREGOING, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF THE SELLER IN THIS Agreement, THE SELLER HEREBY: (A) EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO THE CONDITION OF THE ASSETS OR THE ABOVE-DESCRIBED PROPERTY, AND THE SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS; AND (B) NEGATES ANY RIGHTS OF THE BUYER UNDER ANY STATUTES OR ANY CLAIMS BY THE BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN AND WHETHER RESULTING FROM ANY CAUSE; IT BEING THE INTENTION OF THE SELLER AND BUYER THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF THE SELLER IN THIS Agreement, THE ASSETS AND THE ABOVE-DESCRIBED PROPERTY ARE BEING ACCEPTED BY THE BUYER IN THEIR PRESENT CONDITION AND STATE OF REPAIR. WITHOUT LIMITING THE ABOVE, THE BUYER HEREBY SPECIFICALLY WAIVES ANY AND ALL RIGHTS TO RECOVER FROM THE SELLER AND FOREVER RELEASES AND DISCHARGES THE SELLER FROM ANY AND ALL DAMAGES, CLAIMS,
LOSSES, LIABILITIES, PENALTIES, FINES, LIENS, JUDGEMENTS, COSTS OR EXPENSES WHATSOEVER, INCLUDING ATTORNEYS FEES AND ASSOCIATED COSTS, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN AND WHETHER RESULTING FROM ANY CAUSE THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE PHYSICAL CONDITION OF THE ASSETS OR THE ABOVE-DESCRIBED PROPERTY, OR ANY LAW OR REGULATION APPLICABLE THERETO, SAVE AND EXCEPT TO THE EXTENT CONSTITUTING OR ARISING FROM A BREACH OF THE SELLER'S REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT.

           C. THE BUYER'S RIGHTS AND REMEDIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREUNDER AND WITH RESPECT TO THE SELLER'S ACTIONS OR PRACTICES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREUNDER SHALL BE GOVERNED BY LEGAL PRINCIPLES OTHER THAN THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, TEX. BUS. & COM. CODE ANN. SS.17.41 ET SEQ. (THE "DTPA"). THE BUYER HEREBY WAIVES THE APPLICABILITY OF THE DTPA TO THIS TRANSACTION AND ANY AND ALL RIGHTS, DUTIES OR REMEDIES THAT MIGHT BE IMPOSED BY THE DTPA. THE BUYER ACKNOWLEDGES THAT IT IS PURCHASING THE ASSETS FOR COMMERCIAL OR BUSINESS USE. THE BUYER FURTHER ACKNOWLEDGES THAT IT: (1) HAS ASSETS OF, OR IF OWNED BY AN ENTITY HAVING ASSETS OF $25,000,000 OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENT PREPARED IN ACCORDANCE WITH GAAP; (2) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND THE RISKS OF A TRANSACTION SUCH AS THIS; AND (3) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH THE SELLER.


                                   ARTICLE XIV
                                   -----------

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER
             -------------------------------------------------------

           The Seller hereby represents, warrants and covenants to the Buyer, which representations, warranties and covenants shall survive the Closing, as follows:

           A. Power and Authority. The Seller has full power and authority to enter into, execute and perform this Agreement; to make any representation, warranty, covenant or agreement contained herein; to perform every act and execute and deliver any and all documents, instruments or agreements necessary or appropriate to consummate the transactions contemplated by this Agreement. All actions on the part of the Seller necessary to consummate the transactions contemplated by this Agreement have been duly taken as required by applicable law, the governing documents of the Seller and any applicable agreements. This Agreement has been, and other agreements, documents and instruments required to be executed and delivered by the Seller in accordance with the provisions hereof, have been or will be duly executed and delivered by the Seller and constitute (or will at Closing constitute) the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms.

           B. Organization. The Seller represents to the Buyer that the Seller is a duly organized and validly existing limited liability company under the laws of the State of Texas, in good standing in all applicable jurisdictions, with full power and authority to enter into this Agreement and carry out the terms, conditions and provisions hereof.

           C. Ownership of Property. The Seller has and can convey, at the Closing, good, merchantable and marketable title to the Assets, free and clear of all Liens, unless otherwise provided for herein and authorized hereby; and the Seller is duly authorized to sell, transfer and assign all of the same to the Buyer.

           D. Litigation. To the Seller's best information, knowledge and belief, there is no litigation, proceeding or governmental investigation pending or threatened in any court, arbitration board, administrative agency or tribunal against or relating to the Seller that would prevent or impede the consummation of this Agreement by the Seller. The Seller does not know of and has no reasonable ground to know of any basis for any such litigation, proceeding or investigation, and the execution and performance of this Agreement by it will not result in a default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any applicable court or administrative agency.

           E. Liabilities. Unless otherwise authorized hereby and to the Seller's knowledge, information and belief, all liabilities, trade creditors' bills, suppliers' bills, advertising fees, vendors' charges and license fees have been paid or provided for, or otherwise disclosed in writing to the Buyer, and there is no threat by any person, including any governmental body, to impose a lien upon the Assets, or any portion thereof for any purpose.

           F. Insurance. To its best knowledge, information and belief, the Seller has had in effect and will keep in full force and effect prior to the Closing Date of this Agreement adequate insurance policies and bonds covering the Assets issued by financially responsible insurers at no less than existing levels of coverage.

           G.        Liens  and   Encumbrances.   To  the  Seller's   knowledge,
                     information and belief or except to the extent authorized hereby or referred to herein and on and as of the Closing Date, there will be no Liens, encumbrances, mortgages, deeds of trust or security interests in and to, or affecting title to the Assets, and no person will have a right to claim a lien upon the same.

           H. Leases, Contracts and Other Agreements. The Seller has incurred no liability, made no contract or agreement, nor entered into any written or oral arrangements whatsoever which would impose or result in any obligations upon the Buyer as a result of or at the Closing of this Agreement, except for the Contracts which will be specifically assumed and performed by the Buyer pursuant to this Agreement on, as of and after the Closing Date. The Seller has not entered into any agreement or agreements, either written or oral, under which it is or could be obligated to sell or transfer all or any portion of the Assets or rights under this

                     Agreement, and agrees not to enter into or negotiate any such agreement or agreements.

           I. Taxes. To the Seller's best knowledge, information and belief, all ad-valorem and other personal property taxes for 2001 and prior years assessed against the Assets, and all state and federal taxes assessed against the Seller's employees' wages have been paid or provided for, or the Seller will make sure the same will be paid and provided for as of the Closing Date of this Agreement; and no legal, governmental or administrative action is pending or threatened with regard to any such taxes or assessments.

           J. Absence of Violation or Conflict. The execution, delivery and performance of the transactions contemplated by this Agreement by the Seller do not and will not violate, conflict with or result in the breach of any term, condition or provision of or require the consent of any other person under: (1) any law, ordinance or governmental rule or regulation known to the Seller and to which the Seller, the Assets or the Business is subject; (2) the governing documents of or any securities issued by the Seller; or (3) any mortgage, indenture or other instrument to which the Seller is a party or by which any of the Assets or the Business may be bound or effected. No authorization, approval or consent of and no registration or filing with any governmental or regulatory body or any other third party is required in connection with the execution, delivery and performance of this Agreement by the Seller.

           K. Conforming Use. To its best knowledge, information and belief, the Seller has used the Assets for the purposes for which such property was intended, and has abided by, conformed to and caused others to abide by and conform to all laws, ordinances, orders, rules, regulations and statutes of national, state, municipal or county governmental authorities that are now existing or may hereinafter be enacted and that are controlling or in manner affecting the use and operation by the Seller of Assets.

           L. Title. At the Closing and as of the Effective Date, the Buyer will be vested absolutely with ownership of and good and merchantable title to the Assets. Except for the Excluded Assets, the Assets constitute all property, assets and contractual rights necessary for the conduct of the Business as presently conducted. Seller has no material assets other than the Assets and the Excluded Assets.

           M.        Accuracy  and  Completeness  of  Information.   No  written
                     statement, representation, warranty or other information provided or furnished by or on behalf of the Buyer to the Seller in this Agreement or otherwise in connection with this transaction contains, as of the date, made any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

           N.        Financial Matters and Absence of Certain Changes.

                     (1) Financial   Statements.   The  Seller  has   previously
                         furnished to the Buyer unaudited financial statements of the Seller for the years ended December 31, 1999 and 2000 and for the interim period ended October 31, 2001 (collectively, the "Financial Statements"). The Financial Statements have been prepared in a manner that is consistent with the books and records of the Seller and present fairly the information contained therein in the same manner as such information has been historically reported by the Seller.

                     (2) Liabilities.  Except for the  liabilities  reflected on the Financial Statements and as otherwise provided in this Agreement, the Seller has, and, to the best of the Seller's knowledge, on the Closing Date the Seller will have, no other material liabilities, whether accrued or absolute, and whether due or to become due, or arising out of transactions entered into, or any state of facts existing, prior to the Closing Date which will encumber the Assets or impair the use, value or ownership thereof by the Buyer following the Closing. There has been no material adverse change in the Assets since October 31, 2001.

                     (3) Certain Changes.  Since October 31, 2001, there has not been: (a) any amendment, termination or revocation, or threatened termination, revocation or modification of any license, permit or franchise required for the continued operation of the Business; (b) any sale or transfer of the Assets; (c) any pledge of subjection to lien, charge or encumbrance of any kind, or, on or affecting any of the Assets, except as otherwise provided in this Agreement; (d) any material damage, destruction or loss of or to the Assets, whether or not covered by insurance; and (e) any material adverse change in the Business.

           O. Continuation of Representations. The representations, warranties and covenants of the Seller shall be in full force and effect as of the Closing Date, and shall, except as otherwise provided herein, survive the Closing only for a period of three (3) years from and after the Closing Date, unless written notice of a claim is given to the Seller within such three year period, in which event, the claims identified within such notice shall survive without time limitation (but subject to any statutes of limitation applicable thereto under governing law).

           P. Indemnification. The Seller agrees to and shall indemnify and hold the Buyer harmless from any loss, liability or expense, including attorneys' fees, arising out of the breach of any representation, covenant or warranty made by it hereunder.

                                   ARTICLE XV
                                   ----------

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BUYER
             ------------------------------------------------------

           The Buyer hereby represents, warrants and covenants to the Seller, which representations, warranties and covenants shall survive the Closing, as follows:

           A. Power and Authority. The Buyer has full power and authority to enter into, execute and perform this Agreement; to make any representation, warranty, covenant or agreement contained herein; to perform every act and execute and deliver any and all documents, instruments or agreements necessary or appropriate to consummate the transactions contemplated by this Agreement. All actions on the part of the Buyer necessary to consummate the transactions contemplated by this Agreement have been duly taken as required by applicable law, the governing documents of the Buyer and any applicable agreements. This Agreement has been, and other agreements, documents and instruments required to be executed and delivered by the Buyer in accordance with the provisions hereof, have been or will be duly executed and delivered by the Buyer and constitute (or will at Closing constitute) the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms.

           B. Organization. The Buyer represents to the Seller that the Buyer is a duly organized and validly existing corporation under the laws of the State of Delaware, in good standing in all applicable jurisdictions, with full power and authority to enter into this Agreement and carry out the terms, conditions and provisions hereof.

           C. Litigation. There is no litigation, proceeding or governmental investigation pending or threatened in any court, arbitration board, administrative agency or tribunal against or relating to the Buyer that would prevent or impede the consummation of this Agreement by the Buyer. The Buyer does not know of and has no reasonable ground to know of any basis for any such litigation, proceeding or investigation and the execution and performance of this Agreement by it will not result in the default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any applicable court or administrative agency.

           D.        Accuracy  and  Completeness  of  Information.   No  written
                     statement, representation, warranty or other information provided or furnished by or on behalf of the Seller to the Buyer in this Agreement or otherwise in connection with this transaction contains as of the date made any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

           E. Consent and Filings. There is no requirement applicable to the Buyer to obtain any consent, approval or authorization of, or to make or effect any declaration, filing or registration with, any governmental authority for the valid execution and delivery by the Buyer of this Agreement, the due performance by the Buyer of its obligations hereunder or the lawful consummation of the transactions contemplated hereby.

           F. Absence of Violation or Conflict. The execution, delivery and performance of the transactions contemplated by this Agreement by the Buyer do not and will not violate, conflict with or result in the breach of any term, condition or provision of or require the consent of any other person under: (1) any law, ordinance or governmental rule or regulation known to the Buyer and to which the Buyer is subject; (2) the governing documents of or any securities issued by the Buyer; or (3) any mortgage, indenture or other instrument to which the Buyer is a party or by which any of its properties or business activities may be bound or effected. No authorization, approval or consent of and no registration or filing with any governmental or regulatory body or any other third party is required in connection with the execution, delivery and performance of this Agreement by the Buyer.

           G.        Accuracy  and  Completeness  of  Information.   No  written
                     statement, representation, warranty or other information provided or furnished by or on behalf of the Seller to the Buyer in this Agreement or otherwise in connection with this transaction contains, as of the date, made any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

           H. Continuation of Representations. The representations, warranties and covenants of the Buyer shall be in full force and effect as of the Effective Date, and shall, except as otherwise provided herein, survive the Closing hereof only for a period of three (3) years from and after the Closing Date, unless written notice of a claim is given to the Buyer within such three year period, in which event, the claims identified within such notice shall survive without time limitation (but subject to any statutes of limitation applicable thereto under governing law).

           I. Indemnification. The Buyer agrees to and shall indemnify and hold the Seller harmless from any loss, liability or expense, including attorneys' fees, arising out of the breach of any representation, covenant or warranty made by it hereunder.

                                   ARTICLE XVI

                     USE AND OPERATION OF THE ASSETS BETWEEN
                     ---------------------------------------
                         THE EFFECTIVE DATE AND CLOSING
                         ------------------------------

           The Seller represents to the Buyer that, as of the Effective Date and prior to the Closing, the Assets have been used and operated by the Seller and will be used and operated as follows:

           A.        Property.  The  Seller  will  use  commercially  reasonable efforts to use and operate the Assets in the ordinary courses of Business and cause the Assets to be kept and maintained in their current operating condition and repair, with the exception of reasonable wear, tear and obsolescence.

           B. Governmental Reports. The Seller will use its best efforts to duly and timely file all reports required to be filed with any and all governmental authorities, and has and will duly observe and conform to all laws, rules, regulations, ordinances, codes, orders, licenses and permits relating to or affecting in any material way the Assets.

           C. Liens/Security Interests. Unless otherwise authorized hereby or provided for herein, the Seller shall not enter into, create, assume or allow to exist any new security agreement, lien, encumbrance, mortgage, deed of trust, pledge, conditional sale or other title retention agreement, easement, covenant, restriction or other burden upon the Assets.

           D. Sales/Transfers. The Seller will not sell, lease, abandon, assign, transfer, license or otherwise dispose of all or any portion of the Assets.

           E. Contracts/Agreements. The Seller will not enter, assume, amend, change or modify any Contract or other agreement, arrangement, commitment, instrument or obligation materially relating to or affecting in any way the Assets or the Seller's ownership thereof.

           F. Defaults. The Seller will use its best efforts to not be in default under or become in breach of any term or provision of, or suffer or permit to exist any condition or event which, after notice or lapse of time or both, would constitute a breach of or default under any of the Seller's agreements which would give any other party thereto the right terminate the same, claim damages thereunder or impose a lien upon all or any portion of the Assets.

           G. Accounting Matters. Buyer and Seller acknowledge and agree that, notwithstanding the Effective Date of this transaction; (i) Seller shall continue to possess, operate, maintain and utilize the Assets between the Effective Date and the Closing Date, but shall do so in strict accordance with this Agreement; and (ii) Seller, as compensation for its management of the Assets during such period, shall be entitled to receive all revenues generated by or derived from the ownership or operation of the Assets during the period between the Effective Date and the Closing Date, but shall be solely responsible for any and all obligations or liabilities arising from or in connection with the ownership or operation of the Assets during the period between the Effective Date and Closing Date. As a material consideration of this Agreement to Seller, Buyer agrees to use reasonable commercial efforts to bill any unbilled work in process of Seller as of the Closing Date and to collect any outstanding accounts receivable of Seller as of the Closing Date, but Buyer shall have no obligation to institute litigation with respect to Seller's receivables, nor shall Buyer have any liability of any kind to Seller for collection efforts of Buyer upon such receivables, save and except any failure of Buyer to remit collections of Seller's receivables to Seller in accordance herewith. Seller may undertake to bill and collect its work in process and receivables at any time by written notice to Buyer, whereupon Buyer shall be discharged from any further responsibility with respect thereto. Buyer agrees that, during the pendancy of efforts to collect Seller's outstanding receivables and the winding up of Seller's business and affairs, Seller may continue to utilize the name "CJS Pinnacle Petroleum Services" for such limited purposes, but for no others without prior written consent of Buyer. In light of the foregoing and the other terms and provisions of this Agreement, any payments received by Seller or Buyer which are in payment of receivables arising or attributable to periods prior to the Closing Date shall be the property of Seller. Any payments received by Seller or Buyer which are payment of receivables arising or attributable to periods after to the Closing Date shall be the property of Buyer. Buyer and Seller agree to remit any such payments which are received by either of them and which are the property of the other Party to the other Party promptly upon receipt of the same. Buyer and Seller shall cooperate fully in the issuance of notices to vendors, customers and suppliers for purposes of effectuating the collection procedures contemplated by this Agreement.


                                  ARTICLE XVII
                                  ------------

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER
              ----------------------------------------------------

           All obligations of the Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived by the Buyer:

           A. Accuracy of Covenants. Each and every covenant, representation and warranty of the Seller under this Agreement shall be true and accurate as of the date when made, shall be deemed to be made again at and as of the time of the Closing, and shall then be true and accurate in all respects on and as of the Effective Date.

           B. Performance of Covenants. The Seller has performed and complied with, in all respects, each and every covenant, agreement and condition required by this

                     Agreement to be performed or complied with prior to or at the Closing and will continue to perform and comply with the same thereafter.

           C.        Power  and  Authority.   The  Seller  has  full  power  and
                     authority to enter into this Agreement and to carry out the transactions contemplated hereby.

           D. Binding Effect. This Agreement is legally binding upon the Seller and is enforceable in accordance with its terms, subject only to the usual exceptions thereto relating to bankruptcy and equitable principles.

           E. Statutory Requirements. All applicable and necessary statutory and other legal requirements for the valid consummation of the transactions contemplated by this Agreement (including, but not limited to, compliance with any laws protecting creditors of the Seller) shall have been fulfilled, and any and all necessary third party and regulatory approvals, licenses and permits shall have been obtained.

           F. Litigation. There shall not be any actual or threatened litigation to restrain or invalidate the transactions contemplated by this Agreement. No proceedings shall have been instituted or been threatened against the Seller for the protection of creditors or otherwise for the relief of the Seller.

           G. Carrillo Employment Agreement. Julian Carrillo shall have entered into a written employment agreement with the Buyer that is in form and substance substantially identical to that attached hereto as Exhibit "E" (the "Carrillo Employment Agreement").


                                  ARTICLE XVIII
                                  -------------

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER
              -----------------------------------------------------

           All obligations of the Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived by the Seller:

           A. Accuracy of Covenants. Each and every covenant, representation and warranty of the Buyer under this Agreement shall be true and accurate as of the date when made, shall be deemed to be made again at and as of the time of the Closing, and shall then be true and accurate in all respects and shall survive the Closing.

           B. Performance of Covenants. The Buyer has performed and complied with, in all respects, each and every covenant, agreement and condition required by this Agreement to be performed or complied with prior to or at the Closing and will continue to perform and comply with the same thereafter.

           C.        Power and Authority. The Buyer has full power and authority
                     to  enter  into  this   Agreement  and  to  carry  out  the
                     transactions contemplated hereby.

           D. Binding Effect. This Agreement is legally binding upon the Buyer and is enforceable in accordance with its terms, subject only to the usual exceptions thereto relating to bankruptcy and equitable principles.

           E. Statutory Requirements. All statutory and other legal requirements for the valid consummation of the transactions contemplated by this Agreement (including, but not limited to, compliance with any laws protecting creditors of the Buyer) shall have been fulfilled, and any and all necessary third party and regulatory approvals, licenses and permits shall have been obtained.

           F. Litigation. There shall not be any actual or threatened litigation to restrain or invalidate the transactions contemplated by this Agreement. No proceedings shall have been instituted or been threatened against the Buyer for the protection of creditors or otherwise for the relief of the Buyer.

           G. Carrillo Employment Agreement. Julian Carrillo shall have entered into the Carrillo Employment Agreement with the Buyer.


                                   ARTICLE XIX
                                   -----------

                                     DEFAULT
                                     -------

           1. Each of the following events shall constitute a default or breach of this Agreement by the Seller:

           A. If the Seller fails to close and consummate the transactions contemplated by this Agreement on or before the Closing Date, or perform in accordance herewith, as well as with any and all documents executed in connection herewith or required hereby.

           B. If the Seller fails to perform or comply with any of the terms, conditions, provisions, representations, warranties or covenants of this Agreement and if such non-performance continues for a period of thirty (30) days after written notice thereof is given by the Buyer to and received by the Seller.

           C. If the Seller sells, vacates or abandons the Assets, unless the same is accomplished as provided herein.

           D. If the Seller or any of its successors or assignees, while in possession of the Assets, files a petition in bankruptcy or insolvency, or for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make an assignment for the benefit of creditors.

           E. If involuntary proceedings under any bankruptcy law or insolvency act, or to foreclose or repossess the Assets are instituted against the Seller or if a receiver or trustee is appointed over all or substantially all of the property of the Seller, and if such proceedings are not dismissed or the receivership or trusteeship vacated within thirty (30) days after the institution or appointment of the same.

           2. Each of the followings events shall constitute a default or breach of this Agreement by the Buyer:

           A. If the Buyer fails to close and consummate the transactions contemplated by this Agreement on or before the Closing Date, or perform in accordance herewith, as well as with any and all documents executed in connection herewith or required hereby.

           B. If the Buyer fails to perform or comply with any of the terms, conditions, provisions, representations, warranties or covenants of this Agreement and if such non-performance continues for a period of thirty (30) days after written notice thereof is given by the Seller to and received by the Buyer.

           C. If the Buyer, or any of its successors or assignees, files a petition in bankruptcy or insolvency, or for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make an assignment for the benefit of creditors.

           D. If involuntary proceedings under any bankruptcy law or insolvency act, or to foreclose or repossess any business assets or properties are instituted against the Buyer or if a receiver or trustee is appointed over all or substantially all of the property of the Buyer, and if such proceedings are not dismissed or the receivership or trusteeship vacated within thirty (30) days after the institution or appointment of the same.


                                   ARTICLE XX
                                   ----------

                       DISCLOSURE, ACCESS AND INFORMATION
                       ----------------------------------

           A. From the date hereof until the Closing Date, the Seller shall grant to the Buyer and its agents and other representatives, upon reasonable notice and during normal business hours, access to the Assets and Contracts of the Seller to the extent reasonably required to enable the Buyer to conduct its due diligence review for purposes of the transactions contemplated by this Agreement. All such information obtained by the Buyer and its agents and representatives shall be deemed confidential and maintained by the Buyer as such until the Closing Date.

           B. The Buyer agrees to indemnify the Seller and hold it harmless from and against any and all damages, losses, liabilities, demands, claims, actions, causes of action, proceedings, assessments, settlements, judgments, fines, penalties, interest, costs or expenses, including legal and other expenses incurred in investigating and defending the same (collectively "Damages") which arise from any personal injury, death or property damage resulting from any actions of the Buyer in the course of the Buyer's inspection of the Assets and Contracts pursuant to paragraph A of this Article.

           C. The Parties will disclose to each other and provide to each other copies of all Contracts, commitments, records and financial information constituting a material item concerning the subject matter of this Agreement and which should be disclosed prior to Closing. In addition, the Parties agree to disclose to each other during the term of this Agreement, within ten (10) days after written notice requesting the same, any such material, information or records of the kind referred to above pertaining to the transactions contemplated by this Agreement, not including the specific business activities conducted by any of the Parties that are not related to this Agreement.


                                   ARTICLE XXI
                                   -----------

                           FEES, COMMISSIONS AND COSTS
                           ---------------------------

           Unless otherwise authorized hereby, the Parties covenant and represent to each other that if either of them has employed any broker, realtor, commissioned agent, attorney, advisor or other outside professional incident to the transactions contemplated by this Agreement, then the Party who employed such professional agrees to and shall be solely responsible for the payment of any and all costs, expenses or fees charged in connection therewith, and shall hold the other harmless and indemnify the other with respect to the representations and warranties contained herein, including the payment of any and all costs and expenses that may be charged by any person of the kind or type described above. Notwithstanding anything to the contrary set forth above, the Seller and Buyer each agree to and shall pay their respective costs, expenses and attorney's fees incurred in connection with the preparation of any and all documents, instruments, agreements, conveyances, transfers, assignments or other instruments that have been or will be prepared in connection with the Closing of the transactions contemplated by this Agreement.


                                  ARTICLE XXII
                                  ------------

                                  ASSIGNABILITY
                                  -------------

           Unless otherwise provided herein or authorized hereby and prior to the Closing, this Agreement, including any amendments hereof, the Exhibits attached hereto, and any instruments, agreements or documents required hereby, may not be transferred, assigned or conveyed, in whole or in part, by any Party hereto without first obtaining the written consent of the other Party. Notwithstanding anything to the contrary set forth above, the Parties specifically acknowledge and agree that the Seller shall have the right to transfer, assign or convey all or any portion of the Purchase Price and Service Credit or its rights hereunder to Warren and/or Pedco prior to or after the Closing of the transactions contemplated hereby.

                                  ARTICLE XXIII

                                     NOTICES

           Any and all notices required or permitted to be given by the Parties to any other Party pursuant to this Agreement shall be in writing and shall be delivered to the other Party by personal delivery, telefax with written confirmation thereof, regular mail or by sending the same by United States mail, certified or registered, return receipt requested, with postage thereon prepaid to the Parties at the addresses listed below. Any Party may from time to time designate a new mailing address by written notice to any other Party in accordance with the foregoing provisions. All notices shall be deemed to have been delivered upon actual receipt as evidenced by return receipt or other delivery receipt.

               Pinnacle/Seller:   CJS PINNACLE PETROLEUM SERVICES, LLC,
                                  a Texas limited liability company
                                  c/o Warren Resources, Inc.
                                  489 Fifth Avenue, 32nd Floor
                                  New York, New York 10014
                                  Attn:  NORMAN F. SWANTON,
                                         Chief Executive Officer

               Basic/Buyer:       BASIC ENERGY SERVICES, INC.,
                                  a Delaware Corporation
                                  406 North Big Spring
                                  Midland, Texas 79701
                                  Attn:  KENNETH V. HUSEMAN,
                                         President and Chief
                                         Executive Officer

                                  with a copy to:

                                  WILLIAM M. KERR, JR.
                                  Kerr & Ward, L.L.P.
                                  500 West Texas, Suite 1310
                                  Midland, Texas 79701

                     Warren:      WARREN RESOURCES, INC.,
                                  a New York corporation
                                  489 Fifth Avenue, 32nd Floor
                                  New York, New York 10017
                                  Attn:  NORMAN F. SWANTON,
                                         Chief Executive Officer

                     Pedco: PETROLEUM DEVELOPMENT CORPORATION, a New Mexico corporation
                                  4113 Eubank, NE, Suite 400
                                  Albuquerque, New Mexico 87112
                                  Attn:  JIM C. JOHNSON, JR.,
                                         President


                                  ARTICLE XXIV
                                  ------------

                                 GENERAL MATTERS
                                 ---------------

           A. Additional Instruments. All Parties agree to execute any and all additional instruments, documents and agreements deemed necessary or advisable to fully effectuate their intent and the purposes of this Agreement.

           B. Governing Law. This Agreement and any other additional agreements, documents and instruments entered into and executed by the Parties shall be governed by and construed in accordance with the laws of the State of Texas.

           C. Time of The Essence. Time shall be of the essence in the performance by the Parties of all the terms, conditions and provisions of this Agreement.

           D. Waivers. One or more waivers of any covenant, term, condition or provision of this Agreement shall not be construed as a waiver of a subsequent breach of the same covenant, term, condition or provision. The consent or approval by any one of the Parties to or of any act by the other Party requiring such consent or approval shall not be deemed to waive or render unnecessary the consent to or approval of any subsequent or similar act.

           E. Pronouns. All pronouns used in this Agreement shall include the masculine, feminine and neuter genders, and shall include the singular and plural, and the context of this Agreement shall be read accordingly, if so required.

           F. Headings/Captions. Any title, caption or heading contained in this Agreement is used for convenience only, shall not be deemed to be a part of the context of this Agreement, and shall not explain, modify or interpret any of the terms, conditions or provisions contained herein.

           G. Severability. In the event any provision of this Agreement shall be deemed to be invalid, the same shall not affect, in any respect, the validity of the remainder of this Agreement.

           H. Amendments. This Agreement shall not be deemed or construed to be modified, amended, superseded, canceled, altered or waived, in whole or in part, except by a written instrument or amendment signed by the Parties.

           I. Entire Agreement. This Agreement constitutes the entire agreement among and between the Parties and supersedes all prior oral and written agreements made by them; which oral and written agreements shall be deemed null and void and of no further force and effect.

           J. Counterparts. This Agreement may be executed in multiple counterparts by each Party and each counterpart shall be identical and deemed to be an original for all purposes, and all counterparts together shall constitute one (1) and the same original document. The Seller is hereby authorized to assemble the separate counterparts into one (1) document.

           K. Binding Effect. The terms, conditions and provisions of this Agreement, and all amendments hereto, if any, shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, administrators, personal representatives, executors and assignees.


           IN WITNESS WHEREOF, the Parties have executed this Agreement this 31st day of December, 2001; however, the same shall be EFFECTIVE as more particularly provided for herein.


Basic/Buyer:                                  Pinnacle/Seller:
------------                                  ----------------

BASIC ENERGY SERVICES, INC.,                  CJS PINNACLE PETROLEUM
Delaware corporation                          SERVICES, LLC, a Texas limited
                                              liability company


By:   /s/ Kenneth V. Huseman                  By: /s/ Jim C. Johnson, Jr.
      ----------------------------                -----------------------
      KENNETH V. HUSEMAN, President               JIM C. JOHNSON, JR.,
      President and Chief                         President of PEDCO, INC.,
      Executive Officer                           a Texas Corporation, the
                                                  Managing Member

Warren:                                       Pedco:
-------                                       ------


WARREN RESOURCES, INC., a New York            PETROLEUM DEVELOPMENT CORPORATION,
corporation, on behalf                        a New Mexico corporation, on
of itself and its wholly owned                behalf of itself and its wholly
entities described herein                     owned entities described herein


By: /s/ Jim C. Johnson, Jr.                   By: /s/ Jim C. Johnson, Jr.
    -----------------------                       -----------------------
    JIM C. JOHNSON, JR., Executive                JIM C. JOHNSON, JR.,
    Vice President                                President